UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1)	We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2023, Vinco Ventures, Inc.(the “Company”) received an Additional Staff Determination – Delinquency letter from Nasdaq. Due to the resignations of Richard Levychin, Lisa King and Brian Hart from the Company’s Board of Directors, the Company no longer complies with Nasdaq’s independent director, audit, and compensation committee requirements as set forth in Listing Rule 5605(b)(1) and 5605(c)(2) and 5605(d)(2). Accordingly, these matters serve as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market. This letter also serves as formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market. In that regard, the letter also requires the Company to present its views with respect to this additional deficiency to the Panel in writing no later than July 21, 2023 (see also Nasdaq Listing Rule 5810(b) and (d)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2023

VINCO VENTURES, INC.

By:	/s/ Chris Polimeni
Name:	Chris Polimeni
Title:	Chief Financial Officer